SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

          Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On September 29, 2009, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among the Company, RSI-ACQ, LLC, a wholly-owned subsidiary of the Company (RSI), Resorbable Orthopedic Products, LLC (“Resorbable”) and Resorbable’s members, pursuant to which, RSI acquired substantially all of Resorbable’s assets, in exchange for (i) 500,000 shares of the Company’s common stock, and (ii) a royalty equal to eight percent (8%) of the net revenues generated from products sold by the Company or any of its affiliates, which products are developed from or otherwise utilize any of the patented technology acquired from Resorbable.

No material relationship existed between the Company and Resorbable, or any affiliate, director, or officer of the Company, or any associate of any such director or officer. The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

Item 2.01     Completion of Acquisition or Disposition of Assets.

See Item 1.01

Item 3.02     Unregistered Sales of Equity Securities

See Item 1.01

Item 9.01 Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired.

No financial statements are filed herewith. The Company will file financial statements by amendment hereto not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)     Pro forma financial information.

No pro forma financial statements are filed herewith. The Company will file pro forma financial statements by amendment hereto not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(c)     Exhibits.

The following is a list of exhibits filed as part of this Current report on Form 8-K:

2.1     Asset Purchase Agreement, dated as of September 29, 2009, by and among Wound Management Technologies, Inc., Resorbable Orthopedic Products, LLC, and the undersigned members.

2.2     Royalty Agreement dated as of September 29, 2009, by and between RSI-ACQ, LLC and Resorbable Orthopedic Products, LLC.

99.1     Press Release dated September 30, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wound Management Technologies, Inc.

Date: October 2, 2009	/s/Scott A. Haire
Scott A. Haire, Chairman of the Board, Chief Executive Officer
And President (Principal Financial
Officer)